Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Sami Badri
Cisco	Cisco
1 (408) 930-8548	1 (469) 420-4834
rojenkin@cisco.com	sambadri@cisco.com

CISCO REPORTS FOURTH QUARTER AND FISCAL YEAR 2024 EARNINGS

News Summary:

•	Product order growth of 14% year over year; up 6% excluding Splunk

•	Revenue of $13.6 billion in Q4 FY 2024, above the high end of our guidance range

•	Strong margins:

•	Q4 FY 2024 GAAP gross margin of 64.4% and Non-GAAP gross margin of 67.9%

•	FY 2024 GAAP gross margin of 64.7% and Non-GAAP gross margin of 67.5%, the highest in 20 years

•	Solid growth in software and recurring metrics in FY 2024, enhanced by Splunk

•	Total subscription revenue of $27.4 billion including Splunk, representing 51% of total revenue

•	Total annualized recurring revenue (ARR) at $29.6 billion, including $4.3 billion from Splunk, up 22% year over year

•	Total software revenue at $18.4 billion, up 9% year over year, with software subscription revenue of $16.4 billion, up 15% year over year, making up 89% of total software revenue

•	Q4 FY 2024 Results:

•	Revenue: $13.6 billion

•	Decrease of 10% year over year

•	Earnings per Share: GAAP: $0.54; Non-GAAP: $0.87

•	GAAP EPS decreased 44% year over year

•	Non-GAAP EPS decreased 24% year over year

•	FY 2024 Results:

•	Revenue: $53.8 billion

•	Decrease of 6% year over year

•	Earnings per Share: GAAP: $2.54; Non-GAAP: $3.73

•	GAAP EPS decreased 17% year over year

•	Non-GAAP EPS decreased 4% year over year

•	Q1 FY 2025 Guidance:

•	Revenue: $13.65 billion to $13.85 billion

•	Earnings per Share: GAAP: $0.35 to $0.42; Non-GAAP: $0.86 to $0.88

•	FY 2025 Guidance:

•	Revenue: $55.0 billion to $56.2 billion

•	Earnings per Share: GAAP: $1.93 to $2.05; Non-GAAP: $3.52 to $3.58

SAN JOSE, Calif. — August 14, 2024 — Cisco today reported fourth quarter and fiscal year results for the period ended July 27, 2024. Cisco reported fourth quarter revenue of $13.6 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.2 billion or $0.54 per share, and non-GAAP net income of $3.5 billion or $0.87 per share.

“We delivered a strong close to fiscal 2024” said Chuck Robbins, chair and CEO of Cisco. “In our fourth quarter, we saw steady customer demand with order growth across the business as customers rely on Cisco to connect and protect all aspects of their organizations in the era of AI.”

“Revenue, gross margin and EPS in Q4 were at the high end or above our guidance range, demonstrating our operating discipline” said Scott Herren, CFO of Cisco. “As we look to build on our performance, we remain laser focused on growth and consistent execution as we invest to win in AI, cloud and cybersecurity, while maintaining capital returns.”

Q4 GAAP Results

	Q4 FY 2024	Q4 FY 2023	Vs. Q4 FY 2023
Revenue	$13.6 billion	$15.2 billion	(10)%
Net Income	$2.2 billion	$4.0 billion	(45)%
Diluted Earnings per Share (EPS)	$0.54	$0.97	(44)%

The acquisition of Splunk, including financing costs, had a negative impact of $0.16 to GAAP EPS, for the fourth quarter of fiscal 2024.

Q4 Non-GAAP Results

	Q4 FY 2024	Q4 FY 2023	Vs. Q4 FY 2023
Net Income	$3.5 billion	$4.7 billion	(25)%
EPS	$0.87	$1.14	(24)%

The acquisition of Splunk, including financing costs, had a negative impact of $0.04 to Non-GAAP EPS, for the fourth quarter of fiscal 2024.

Fiscal Year GAAP Results

	FY 2024	FY 2023	Vs. FY 2023
Revenue	$53.8 billion	$57.0 billion	(6)%
Net Income	$10.3 billion	$12.6 billion	(18)%
EPS	$2.54	$3.07	(17)%

The acquisition of Splunk, including financing costs, had a negative impact of $0.25 to GAAP EPS, for fiscal 2024.

Fiscal Year Non-GAAP Results

	FY 2024	FY 2023	Vs. FY 2023
Net Income	$15.2 billion	$16.0 billion	(5)%
EPS	$3.73	$3.89	(4)%

The acquisition of Splunk, including financing costs, had a negative impact of $0.04 to Non-GAAP EPS, for fiscal 2024.

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Cisco Declares Quarterly Dividend

Cisco has declared a quarterly dividend of $0.40 per common share to be paid on October 23, 2024, to all stockholders of record as of the close of business on October 2, 2024. Future dividends will be subject to Board approval.

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q4 FY 2024 Highlights

Revenue — Total revenue was $13.6 billion, down 10%, with product revenue down 15% and services revenue up 6%. Splunk contributed approximately $960 million of total revenue for the fourth quarter of fiscal 2024.

Revenue by geographic segment was: Americas down 11%, EMEA down 11%, and APJC down 6%. Product revenue performance reflected growth in Security up 81% and Observability up 41%. Networking was down 28%. Product revenue in Collaboration was flat. Security and Observability, excluding Splunk, grew 6% and 12%, respectively, in the fourth quarter of fiscal 2024.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and services gross margin were 64.4%, 63.0%, and 67.8%, respectively, as compared with 64.1%, 63.6%, and 65.7%, respectively, in the fourth quarter of fiscal 2023.

On a non-GAAP basis, total gross margin, product gross margin, and services gross margin were 67.9%, 67.0%, and 70.3%, respectively, as compared with 65.9%, 65.5%, and 67.5%, respectively, in the fourth quarter of fiscal 2023.

Total gross margins by geographic segment were: 67.7% for the Americas, 69.2% for EMEA and 66.4% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $6.2 billion, up 12%, and were 45.2% of revenue. Non-GAAP operating expenses were $4.8 billion, up 4%, and were 35.4% of revenue.

Operating Income — GAAP operating income was $2.6 billion, down 38%, with GAAP operating margin of 19.2%. Non-GAAP operating income was $4.4 billion, down 17%, with non-GAAP operating margin at 32.5%.

Provision for Income Taxes — The GAAP tax provision rate was 9.8%. The non-GAAP tax provision rate was 16.6%.

Net Income and EPS — On a GAAP basis, net income was $2.2 billion, a decrease of 45%, and EPS was $0.54, a decrease of 44%. On a non-GAAP basis, net income was $3.5 billion, a decrease of 25%, and EPS was $0.87, a decrease of 24%.

Cash Flow from Operating Activities — $3.7 billion for the fourth quarter of fiscal 2024, a decrease of 37% compared with $6.0 billion for the fourth quarter of fiscal 2023.

FY 2024 Highlights

Revenue — Total revenue was $53.8 billion, a decrease of 6%. Splunk contributed approximately $1.4 billion of total revenue for fiscal 2024.

Net Income and EPS — On a GAAP basis, net income was $10.3 billion, a decrease of 18%, and EPS was $2.54, a decrease of 17%. On a non-GAAP basis, net income was $15.2 billion, a decrease of 5% compared to fiscal 2023, and EPS was $3.73, a decrease of 4%.

Cash Flow from Operating Activities — $10.9 billion for fiscal 2024, a decrease of 45% compared with $19.9 billion for fiscal 2023.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $17.9 billion at the end of the fourth quarter of fiscal 2024, compared with $18.8 billion at the end of the third quarter of fiscal 2024, and compared with $26.1 billion at the end of fiscal 2023.

Remaining Performance Obligations (RPO) — $41.0 billion, up 18% in total, with 51% of this amount to be recognized as revenue over the next 12 months. Product RPO were up 27% and services RPO were up 10%.

Deferred Revenue — $28.5 billion, up 11% in total, with deferred product revenue up 15%. Deferred service revenue was up 9%.

Capital Allocation — In the fourth quarter of fiscal 2024, we returned $3.6 billion to stockholders through share buybacks and dividends. We declared and paid a cash dividend of $0.40 per common share, or $1.6 billion, and repurchased approximately 43 million shares of common stock under our stock repurchase program at an average price of $46.80 per share for an aggregate purchase price of $2.0 billion. The remaining authorized amount for stock repurchases under the program is $5.2 billion with no termination date.

Guidance

Cisco estimates the following results for the first quarter of fiscal 2025:

Q1 FY 2025
Revenue	$13.65 billion - $13.85 billion
Non-GAAP gross margin	67% - 68%
Non-GAAP operating margin	32% - 33%
Non-GAAP EPS	$0.86 - $0.88

Cisco estimates that GAAP EPS will be $0.35 to $0.42 for the first quarter of fiscal 2025.

Cisco estimates the following results for fiscal 2025:

FY 2025
Revenue	$55.0 billion - $56.2 billion
Non-GAAP EPS	$3.52 - $3.58

Cisco estimates that GAAP EPS will be $1.93 to $2.05 for fiscal 2025.

Our Q1 FY 2025 and FY 2025 guidance assumes an effective tax provision rate of approximately 17% for GAAP and approximately 19% for non-GAAP results.

A reconciliation between the guidance on a GAAP and non-GAAP basis is provided in the tables entitled “GAAP to non-GAAP Guidance” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q4 fiscal year 2024 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, August 14, 2024 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, August 14, 2024 to 4:00 p.m. Pacific Time, August 20, 2024 at 1-866-510-4837 (United States) or 1-203-369-1943 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, August 14, 2024. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 27, 2024	July 29, 2023	July 27, 2024	July 29, 2023
REVENUE:
Product	$9,858	$11,650	$39,253	$43,142
Services	3,784	3,553	14,550	13,856

Total revenue	13,642	15,203	53,803	56,998

COST OF SALES:
Product	3,644	4,237	14,339	16,590
Services	1,217	1,218	4,636	4,655

Total cost of sales	4,861	5,455	18,975	21,245

GROSS MARGIN	8,781	9,748	34,828	35,753
OPERATING EXPENSES:
Research and development	2,179	1,953	7,983	7,551
Sales and marketing	2,841	2,579	10,364	9,880
General and administrative	763	690	2,813	2,478
Amortization of purchased intangible assets	268	70	698	282
Restructuring and other charges	112	203	789	531

Total operating expenses	6,163	5,495	22,647	20,722

OPERATING INCOME	2,618	4,253	12,181	15,031
Interest income	270	312	1,365	962
Interest expense	(418)	(111)	(1,006)	(427)
Other income (loss), net	(74)	17	(306)	(248)

Interest and other income (loss), net	(222)	218	53	287

INCOME BEFORE PROVISION FOR INCOME TAXES	2,396	4,471	12,234	15,318
Provision for income taxes	234	513	1,914	2,705

NET INCOME	$2,162	$3,958	$10,320	$12,613

Net income per share:
Basic	$0.54	$0.97	$2.55	$3.08

Diluted	$0.54	$0.97	$2.54	$3.07

Shares used in per-share calculation:
Basic	4,018	4,071	4,043	4,093

Diluted	4,035	4,093	4,062	4,105

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	July 27, 2024
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Americas	$8,068	(11)%	$31,971	(4)%
EMEA	3,511	(11)%	14,117	(7)%
APJC	2,064	(6)%	7,716	(8)%

Total	$13,642	(10)%	$53,803	(6)%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	July 27, 2024
	Three Months Ended	Fiscal Year Ended
Gross Margin Percentage:
Americas	67.7%	66.8%
EMEA	69.2%	69.1%
APJC	66.4%	67.2%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	July 27, 2024
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Networking	$6,804	(28)%	$29,229	(15)%
Security	1,787	81%	5,075	32%
Collaboration	1,019	—%	4,113	2%
Observability	248	41%	837	27%

Total Product	9,858	(15)%	39,253	(9)%
Services	3,784	6%	14,550	5%

Total	$13,642	(10)%	$53,803	(6)%

Security and Observability, excluding Splunk, grew 6% and 12%, respectively, in the fourth quarter of fiscal 2024, and 4% and 15%, respectively, for fiscal 2024.

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 27, 2024	July 29, 2023
ASSETS
Current assets:
Cash and cash equivalents	$7,508	$10,123
Investments	10,346	16,023
Accounts receivable, net of allowance of $87 at July 27, 2024 and $85 at July 29, 2023	6,685	5,854
Inventories	3,373	3,644
Financing receivables, net	3,338	3,352
Other current assets	5,612	4,352

Total current assets	36,862	43,348
Property and equipment, net	2,090	2,085
Financing receivables, net	3,376	3,483
Goodwill	58,660	38,535
Purchased intangible assets, net	11,219	1,818
Deferred tax assets	6,262	6,576
Other assets	5,944	6,007

TOTAL ASSETS	$124,413	$101,852

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$11,341	$1,733
Accounts payable	2,304	2,313
Income taxes payable	1,439	4,235
Accrued compensation	3,608	3,984
Deferred revenue	16,249	13,908
Other current liabilities	5,643	5,136

Total current liabilities	40,584	31,309
Long-term debt	19,621	6,658
Income taxes payable	3,985	5,756
Deferred revenue	12,226	11,642
Other long-term liabilities	2,540	2,134

Total liabilities	78,956	57,499
Total equity	45,457	44,353

TOTAL LIABILITIES AND EQUITY	$124,413	$101,852

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Fiscal Year Ended
	July 27, 2024	July 29, 2023
Cash flows from operating activities:
Net income	$10,320	$12,613
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	2,507	1,726
Share-based compensation expense	3,074	2,353
Provision for receivables	34	31
Deferred income taxes	(972)	(2,085)
(Gains) losses on divestitures, investments and other, net	215	206
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(289)	734
Inventories	275	(1,069)
Financing receivables	76	1,102
Other assets	(671)	5
Accounts payable	(90)	27
Income taxes, net	(4,539)	1,218
Accrued compensation	(696)	651
Deferred revenue	1,220	2,326
Other liabilities	416	48

Net cash provided by operating activities	10,880	19,886

Cash flows from investing activities:
Purchases of investments	(4,230)	(10,871)
Proceeds from sales of investments	4,136	1,054
Proceeds from maturities of investments	6,367	5,978
Acquisitions, net of cash and cash equivalents acquired	(25,994)	(301)
Purchases of investments in privately held companies	(284)	(185)
Return of investments in privately held companies	202	90
Acquisition of property and equipment	(670)	(849)
Other	(5)	(23)

Net cash used in investing activities	(20,478)	(5,107)

Cash flows from financing activities:
Issuances of common stock	714	700
Repurchases of common stock - repurchase program	(5,787)	(4,293)
Shares repurchased for tax withholdings on vesting of restricted stock units	(992)	(597)
Short-term borrowings, original maturities of 90 days or less, net	478	(602)
Issuances of debt	31,818	—
Repayments of debt	(9,826)	(500)
Repayments of Splunk convertible debt, net	(3,140)	—
Dividends paid	(6,384)	(6,302)
Other	(37)	(32)

Net cash provided by (used in) financing activities	6,844	(11,626)

Effect of foreign currency exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(31)	(105)

Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(2,785)	3,048
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of fiscal year	11,627	8,579

Cash, cash equivalents, restricted cash and restricted cash equivalents, end of fiscal year	$8,842	$11,627

Supplemental cash flow information:
Cash paid for interest	$583	$376
Cash paid for income taxes, net	$7,426	$3,571

CISCO SYSTEMS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(In millions, except percentages)

	July 27, 2024		April 27, 2024		July 29, 2023
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product	$20,055	27%	$18,876	29%	$15,802	12%
Services	20,993	10%	19,898	14%	19,066	9%

Total	$41,048	18%	$38,774	21%	$34,868	11%

We expect 51% of total RPO at July 27, 2024 will be recognized as revenue over the next 12 months.

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	July 27, 2024	April 27, 2024	July 29, 2023
Deferred revenue:
Product	$13,219	$12,856	$11,505
Services	15,256	14,619	14,045

Total	$28,475	$27,475	$25,550

Reported as:
Current	$16,249	$15,751	$13,908
Noncurrent	12,226	11,724	11,642

Total	$28,475	$27,475	$25,550

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2024
July 27, 2024	$0.40	$1,606	43	$46.80	$2,002	$3,608
April 27, 2024	$0.40	$1,615	26	$49.22	$1,256	$2,871
January 27, 2024	$0.39	$1,583	25	$49.54	$1,254	$2,837
October 28, 2023	$0.39	$1,580	23	$54.53	$1,252	$2,832
Fiscal 2023
July 29, 2023	$0.39	$1,589	25	$50.49	$1,254	$2,843
April 29, 2023	$0.39	$1,593	25	$49.45	$1,259	$2,852
January 28, 2023	$0.38	$1,560	26	$47.72	$1,256	$2,816
October 29, 2022	$0.38	$1,560	12	$43.76	$502	$2,062

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Fiscal Year Ended
	July 27, 2024	July 29, 2023	July 27, 2024	July 29, 2023
GAAP net income	$2,162	$3,958	$10,320	$12,613
Adjustments to cost of sales:
Share-based compensation expense	133	103	514	396
Amortization of acquisition-related intangible assets	331	168	936	630
Acquisition-related/divestiture costs	21	14	34	18
Supplier component remediation charge (adjustment), net	—	(9)	—	(9)

Total adjustments to GAAP cost of sales	485	276	1,484	1,035

Adjustments to operating expenses:
Share-based compensation expense	660	520	2,537	1,951
Amortization of acquisition-related intangible assets	268	70	698	282
Acquisition-related/divestiture costs	297	63	700	241
Russia-Ukraine war costs	—	(7)	(12)	—
Significant asset impairments and restructurings	112	203	789	531

Total adjustments to GAAP operating expenses	1,337	849	4,712	3,005

Adjustments to interest and other income (loss), net:
Russia-Ukraine war costs	49	—	49	—
(Gains) and losses on investments	(32)	(55)	100	133

Total adjustments to GAAP interest and other income (loss), net	17	(55)	149	133

Total adjustments to GAAP income before provision for income taxes	1,839	1,070	6,345	4,173

Income tax effect of non-GAAP adjustments	(315)	(215)	(1,360)	(838)
Significant tax matters	(155)	(133)	(155)	31

Total adjustments to GAAP provision for income taxes	(470)	(348)	(1,515)	(807)

Non-GAAP net income	$3,531	$4,680	$15,150	$15,979

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Fiscal Year Ended
	July 27, 2024	July 29, 2023	July 27, 2024	July 29, 2023
GAAP EPS	$0.54	$0.97	$2.54	$3.07
Adjustments to GAAP:
Share-based compensation expense	0.20	0.15	0.75	0.57
Amortization of acquisition-related intangible assets	0.15	0.06	0.40	0.22
Acquisition-related/divestiture costs	0.08	0.02	0.18	0.06
Russia-Ukraine war costs	0.01	—	0.01	—
Significant asset impairments and restructurings	0.03	0.05	0.19	0.13
(Gains) and losses on investments	(0.01)	(0.01)	0.02	0.03
Income tax effect of non-GAAP adjustments	(0.08)	(0.05)	(0.33)	(0.20)
Significant tax matters	(0.04)	(0.03)	(0.04)	0.01

Non-GAAP EPS	$0.87	$1.14	$3.73	$3.89

Amounts may not sum or recalculate due to rounding.

CISCO SYSTEMS, INC.

GAAP TO NON-GAAP EPS

IMPACT OF SPLUNK ACQUISITION, INCLUDING FINANCING COSTS

	July 27, 2024
	Three Months Ended	Fiscal Year Ended
GAAP EPS Impact	$(0.16)	$(0.25)
Amortization of acquisition-related intangible assets	0.09	0.14
Acquisition-related costs	0.06	0.11
Income tax effect of non-GAAP adjustments	(0.03)	(0.05)

Non-GAAP EPS Impact	$(0.04)	$(0.04)

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	July 27, 2024
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$6,214	$2,567	$8,781	$6,163	12%	$2,618	(38)%	$(222)	$2,162	(45)%
% of revenue	63.0%	67.8%	64.4%	45.2%		19.2%		(1.6)%	15.8%
Adjustments to GAAP amounts:
Share-based compensation expense	57	76	133	660		793		—	793
Amortization of acquisition-related intangible assets	331	—	331	268		599		—	599
Acquisition/divestiture-related costs	5	16	21	297		318		—	318
Russia-Ukraine war costs	—	—	—	—		—		49	49
Significant asset impairments and restructurings	—	—	—	112		112		—	112
(Gains) and losses on investments	—	—	—	—		—		(32)	(32)
Income tax effect/significant tax matters	—	—	—	—		—		—	(470)

Non-GAAP amount	$6,607	$2,659	$9,266	$4,826	4%	$4,440	(17)%	$(205)	$3,531	(25)%

% of revenue	67.0%	70.3%	67.9%	35.4%		32.5%		(1.5)%	25.9%

	Three Months Ended
	July 29, 2023
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$7,413	$2,335	$9,748	$5,495	$4,253	$218	$3,958
% of revenue	63.6%	65.7%	64.1%	36.1%	28.0%	1.4%	26.0%
Adjustments to GAAP amounts:
Share-based compensation expense	40	63	103	520	623	—	623
Amortization of acquisition-related intangible assets	168	—	168	70	238	—	238
Acquisition/divestiture-related costs	14	—	14	63	77	—	77
Russia-Ukraine war costs	—	—	—	(7)	(7)	—	(7)
Supplier component remediation charge (adjustment), net	(9)	—	(9)	—	(9)	—	(9)
Significant asset impairments and restructurings	—	—	—	203	203	—	203
(Gains) and losses on investments	—	—	—	—	—	(55)	(55)
Income tax effect/significant tax matters	—	—	—	—	—	—	(348)

Non-GAAP amount	$7,626	$2,398	$10,024	$4,646	$5,378	$163	$4,680

% of revenue	65.5%	67.5%	65.9%	30.6%	35.4%	1.1%	30.8%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Fiscal Year Ended July 27, 2024
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$24,914	$9,914	$34,828	$22,647	9%	$12,181	(19)%	$53	$10,320	(18)%
% of revenue	63.5%	68.1%	64.7%	42.1%		22.6%		0.1%	19.2%
Adjustments to GAAP amounts:
Share-based compensation expense	214	300	514	2,537		3,051		—	3,051
Amortization of acquisition-related intangible assets	936	—	936	698		1,634		—	1,634
Acquisition/divestiture-related costs	10	24	34	700		734		—	734
Russia-Ukraine war costs	—	—	—	(12)		(12)		49	37
Significant asset impairments and restructurings	—	—	—	789		789		—	789
(Gains) and losses on investments	—	—	—	—		—		100	100
Income tax effect/significant tax matters	—	—	—	—		—		—	(1,515)

Non-GAAP amount	$26,074	$10,238	$36,312	$17,935	1%	$18,377	(4)%	$202	$15,150	(5)%

% of revenue	66.4%	70.4%	67.5%	33.3%		34.2%		0.4%	28.2%

	Fiscal Year Ended July 29, 2023
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$26,552	$9,201	$35,753	$20,722	$15,031	$287	$12,613
% of revenue	61.5%	66.4%	62.7%	36.4%	26.4%	0.5%	22.1%
Adjustments to GAAP amounts:
Share-based compensation expense	151	245	396	1,951	2,347	—	2,347
Amortization of acquisition-related intangible assets	630	—	630	282	912	—	912
Acquisition/divestiture-related costs	18	—	18	241	259	—	259
Supplier component remediation charge (adjustment), net	(9)	—	(9)	—	(9)	—	(9)
Significant asset impairments and restructurings	—	—	—	531	531	—	531
(Gains) and losses on investments	—	—	—	—	—	133	133
Income tax effect/significant tax matters	—	—	—	—	—	—	(807)

Non-GAAP amount	$27,342	$9,446	$36,788	$17,717	$19,071	$420	$15,979

% of revenue	63.4%	68.2%	64.5%	31.1%	33.5%	0.7%	28.0%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Fiscal Year Ended
	July 27, 2024	July 29, 2023	July 27, 2024	July 29, 2023
GAAP effective tax rate	9.8%	11.5%	15.6%	17.7%
Total adjustments to GAAP provision for income taxes	6.8%	4.0%	2.9%	0.3%

Non-GAAP effective tax rate	16.6%	15.5%	18.5%	18.0%

GAAP TO NON-GAAP GUIDANCE

Q1 FY 2025	Gross Margin	Operating Margin	Earnings per Share (2)
GAAP	63.5% - 64.5%	14% - 15%	$0.35 - $0.42
Estimated adjustments for:
Share-based compensation expense	1.0%	6.0%	$0.16 - $0.17
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	2.5%	6.5%	$0.17 - $0.18
Significant asset impairments and restructurings (1)	—	5.5%	$0.13 - $0.16

Non-GAAP	67% - 68%	32% - 33%	$0.86 - $0.88

FY 2025	Earnings per Share (2)
GAAP	$1.93 - $2.05
Estimated adjustments for:
Share-based compensation expense	$0.74 - $0.76
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	$0.60 - $0.62
Significant asset impairments and restructurings (1)	$0.19 - $0.21

Non-GAAP	$3.52 - $3.58

(1)

On August 14, 2024, Cisco announced a restructuring plan to allow it to invest in key growth opportunities and drive more efficiencies in its business. In connection with this restructuring plan, Cisco currently estimates that it will recognize pre-tax charges of up to $1 billion consisting of severance and other one-time termination benefits, and other costs. Cisco expects to recognize approximately $700 million to $800 million of these charges in the first quarter of fiscal 2025 with the remaining amount expected to be recognized during the rest of the fiscal year.

(2)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, significant asset impairments and restructurings, significant litigation settlements and other contingencies, Russia-Ukraine war costs, gains and losses on investments, significant tax matters, or other items, which may or may not be significant.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our customers’ reliance on Cisco to connect and protect their organizations in the era of AI and our focus on growth and consistent execution as we invest in AI, cloud and cybersecurity, while maintaining capital returns) and the future financial performance of Cisco (including the guidance for Q1 FY 2025 and full year FY 2025) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; our development and use of artificial intelligence; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market, cloud, enterprise and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in Networking and services; the timing of orders and manufacturing and customer lead times; supply constraints; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and services markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, other intellectual property, antitrust, stockholder and other matters, and governmental investigations; our ability to achieve the benefits of restructurings and possible changes in the size and timing of related charges; cyber attacks, data breaches or other incidents; vulnerabilities and critical security defects; our ability to protect personal data; evolving regulatory uncertainty; terrorism; natural catastrophic events (including as a result of global climate change); any pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on May 21, 2024 and September 7, 2023, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three months and the year ended July 27, 2024 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, Russia-Ukraine war costs, gains and losses on investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Annualized recurring revenue represents the annualized revenue run-rate of active subscriptions, term licenses, operating leases and maintenance contracts at the end of a reporting period, net of rebates to customers and partners as well as certain other revenue adjustments. Includes both revenue recognized ratably as well as upfront on an annualized basis.

About Cisco

Cisco (Nasdaq: CSCO) is the worldwide technology leader that securely connects everything to make anything possible. Our purpose is to power an inclusive future for all by helping our customers reimagine their applications, power hybrid work, secure their enterprise, transform their infrastructure, and meet their sustainability goals. Discover more at newsroom.cisco.com and follow us on X at @Cisco.

Copyright © 2024 Cisco and/or its affiliates. All rights reserved. Cisco and the Cisco logo are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. To view a list of Cisco trademarks, go to: www.cisco.com/go/trademarks. Third-party trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

RSS Feed for Cisco: https://newsroom.cisco.com/rss-feeds